UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 27, 2025

DIGITAL REALTY TRUST, INC.

DIGITAL REALTY TRUST, L.P.

(Exact name of registrant as specified in its charter)

Maryland	001-32336	26-0081711
Maryland	000-54023	20-2402955
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2323 Bryan Street, Suite 1800 Dallas, Texas	75201
(Address of principal executive offices)	(Zip Code)

(214) 231-1350

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock	DLR	New York Stock Exchange
Series J Cumulative Redeemable Preferred Stock	DLR Pr J	New York Stock Exchange
Series K Cumulative Redeemable Preferred Stock	DLR Pr K	New York Stock Exchange
Series L Cumulative Redeemable Preferred Stock	DLR Pr L	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Digital Realty Trust, Inc.:	Emerging growth company	☐

Digital Realty Trust, L.P.:	Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Digital Realty Trust, Inc.: ☐
Digital Realty Trust, L.P.: ☐

Item 5.02.     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 27, 2025, the Board of Directors (the “Board”) of Digital Realty Trust, Inc. (the “Company”) approved the Digital Realty 2025 Carried Interest Plan (the “Plan”), pursuant to which certain employees of the Company, Digital Services, Inc., Digital Realty Trust, L.P. and their subsidiaries (together, the “Company Group”), including our named executive officers, will be eligible to receive carried interest awards and/or appreciation interest awards (as more fully described below) with respect to certain strategic capital ventures of the Company Group (each, a “Vehicle”). The purpose of the Plan is to attract, retain and incentivize certain executives and other employees of the Company Group in connection with, and to recognize the success of, such investments.

In connection with the adoption of the Plan, the Talent and Compensation Committee of the Board (the “T&C Committee”) granted certain of our named executive officers an award consisting of either a carried interest percentage or promote percentage in a carry vehicle or other special purpose entity relating to one or more Vehicles (a “carry vehicle”), as set forth below (collectively, the “Awards”).

The material terms of the Plan and Awards are described below.

Eligibility and Administration. Employees of the Company Group who directly or indirectly provide services to or for the benefit of a Vehicle are eligible to receive awards under the Plan. The Plan is administered by our T&C Committee, which may delegate its duties and responsibilities to one or more committees of our directors and/or officers (the Plan administrator), subject to the limitations imposed under the Plan and applicable laws. The Plan administrator will have the authority to take all actions and make all determinations under the Plan, to interpret the Plan and award agreements and to adopt, amend and repeal rules for the administration of the Plan as it deems advisable. The Plan administrator will also have the authority to determine which employees receive awards, grant awards and set the terms and conditions of all awards under the Plan, including any vesting and vesting acceleration provisions, subject to the conditions and limitations in the Plan.

Types of Awards. The Plan provides for the grant of carried interest awards and appreciation interest awards.

●	Carried Interest Awards. Awards of carried interests under the Plan consist of interests in one or more carry vehicles holding the right to receive a portion of the carried interest or promote distributions generated from each of the Vehicles. When a carry vehicle receives, directly or indirectly, a distribution of the carried interest or promote (a “Carried Interest Payment Date”), the carry vehicle will distribute the net proceeds to participants holding fully vested carried interest awards in accordance with the Plan and applicable award agreement. The carried interest awards are intended to be treated as “profits interests” for U.S. federal income tax purposes.
●	Appreciation Interest Awards. Awards of appreciation interests are notional interests granted under the Plan that track the value of a corresponding carried interest award.

Award Limit. In no event will more than 50% of the aggregate carried interest or promote distributions made with respect to any carry vehicle be paid to participants in respect of awards in such carry vehicle under the Plan.

Vesting. Awards under the Plan will vest in full upon the satisfaction of both a service condition and a performance condition.

The service condition will be satisfied with respect to 25% of an award on each of the first four anniversaries of the applicable vesting commencement date, subject to the participant’s continued service through the applicable vesting date.

The performance condition will be satisfied with respect to 100% of an award on the first Carried Interest Payment Date on which the applicable performance hurdles for the  Vehicle are satisfied (the “Initial Carried Interest Payment Date”).

In the event that the performance condition is satisfied prior to the full satisfaction of the service condition, (i) with respect to any carried interest award, the service condition will accelerate and be deemed fully satisfied upon the date the performance condition is satisfied, subject to the participant’s continued service through such date; and (ii) with respect to any appreciation interest award, the service condition will continue to be eligible to be satisfied on the applicable service condition satisfaction date(s) following the Initial Carried Interest Payment Date, subject to the participant’s continued service through the applicable vesting date.

Certain Terminations of Service.

If a participant’s service is terminated by the Company Group without “cause,” by the participant for “good reason” or due to such participant’s “retirement” (each such term as defined in the Plan), in any case, prior to any award held by such participant satisfying the service condition in full, the award will satisfy the service condition (to the extent not then-satisfied) with respect to a pro-rata portion of the award equal to (i) the portion of the award that would have satisfied the service condition on the first regularly scheduled service condition satisfaction date following the date of such termination had the participant remained in continuous service through such date, multiplied by (ii) a fraction, the numerator of which is the number of days elapsed from the immediately preceding service condition satisfaction date (or, if none, from the applicable vesting commencement date) of the award through and including the date of such termination, and the denominator of which is 365. The foregoing treatment of the award is subject to the participant’s timely execution and non-revocation of an effective release of claims in favor of the Company Group.

If a participant’s service is terminated due to the participant’s death or the participant’s disability, in any case, prior to any award held by such participant satisfying the service condition in full, the award will satisfy the service condition in full (to the extent not then-satisfied) on the date of such termination.

Any portion of an award that has satisfied the service condition as of the date of a participant’s termination of service without “cause,” for “good reason,” or due to the participant’s “retirement,” death or disability (after taking into consideration any accelerated satisfaction of the service condition that may occur in connection with such termination, if any), will remain outstanding and eligible to satisfy the performance condition and become fully vested upon the applicable Initial Carried Interest Payment Date.

If a participant’s service is terminated by the Company Group for cause or the participant resigns without “good reason” (other than due to his or her “retirement”), any award held by such participant will be cancelled and forfeited by the participant (regardless of whether the award has then-satisfied the service condition and/or performance condition).

Change in Control. If a participant experiences a qualifying termination on or within 12 months following a “change in control” of the Company (as defined in the Company’s 2014 Incentive Award Plan or any successor plan thereto), the Plan administrator may determine, in its sole discretion, whether to accelerate the payment or vesting (in whole or in part) of any award.

Payment. Any participant holding a fully vested carried interest award on any Carried Interest Payment Date that occurs with respect to the carry vehicle to which the award relates will be entitled to cash distributions of the carried interest or promote from such carry vehicle. Payments in respect of fully vested appreciation interest awards may be in the form of cash, fully-vested shares of our common stock, fully-vested units in our operating partnership or a combination thereof, as determined by the plan administrator.  Any shares issued may (or, to the extent required by applicable stock exchange rules, will) be issued under the Company’s 2014 Incentive Award Plan or any successor plan.

Individual Payment Limit. In no event may any participant receive aggregate payments or distributions pursuant to awards under the Plan in any calendar year in excess of three times the sum of the participant’s annual base salary rate, target annual bonus and target annual equity award value at the time of payment (or, if a participant is not employed on the payment date, three times the participant’s annual base salary rate, target annual bonus and target annual equity award value as of the day immediately prior to the date of on which the participant’s employment terminated).

Reallocation. If any award under the Plan is forfeited or expires for any reason, such award (or portion thereof) will again become available for issuance by the Plan administrator under one or more new awards.

Clawback; Repayment. Awards under the Plan are subject to clawback or repayment pursuant to the Company’s clawback policy (to the extent applicable), in the event of a breach of any applicable restrictive covenants, or otherwise pursuant to the governing documents of the applicable carry vehicle and/or Vehicle.

Changes in Capitalization; Corporate Transactions. The Plan administrator has broad discretion (and in certain circumstances may be required) to take certain actions under the Plan, as well as make adjustments to the terms of the Plan and awards under the Plan in the event of certain transactions and changes in capitalization.

Plan Amendment and Termination. The T&C Committee may amend or terminate the Plan at any time.

Awards. On August 27, 2025, awards of the following carried interest or promote percentages were granted to certain of our named executive officers with respect to each carry vehicle relating to Vehicles designated by our Board. None of our named executive officers have been granted or hold appreciation interest awards under the Plan.

Name and Principal Position	Carried Interest Percentage or Promote Percentage
Andrew P. Power	4.5%
President & Chief Executive Officer
Matthew Mercier	1.5%
Chief Financial Officer

The foregoing description of the Plan and Awards does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Plan and the Award agreements, copies of which will be filed as exhibits to the Company’s and Digital Realty Trust, L.P.’s combined Quarterly Report on Form 10-Q for the quarter ending September 30, 2025.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.

Date: August 28, 2025

Digital Realty Trust, Inc.

By:	/s/ Jeannie Lee
Jeannie Lee
Executive Vice President, General Counsel and Secretary

Digital Realty Trust, L.P.

By:	Digital Realty Trust, Inc.
Its general partner

By:	/s/ Jeannie Lee
Jeannie Lee
Executive Vice President, General Counsel and Secretary